EXHIBIT 99.1

Hanmi's Earnings Up 7.7% in the Third Quarter With Net Interest Margin Expanding to 4.28%

LOS ANGELES, Oct. 22, 2013 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (Nasdaq:HAFC), the holding company for Hanmi Bank (the "Bank"), today reported that improving operating efficiencies and expanding net interest margin generated a 7.7% increase in net income during the third quarter of 2013. Third quarter net income grew to $10.3 million, or $0.32 per diluted share, compared to $9.5 million, or $0.30 per diluted share, for the second quarter this year. Pretax income improved 9.7% to $16.8 million in the third quarter of 2013 from $15.3 million in the second quarter of 2013. In the third quarter of 2012, following a net tax benefit of $644,000 resulting from the reversal of a deferred tax asset ("DTA") valuation allowance, Hanmi earned $13.3 million, or $0.42 per diluted share.

In the first nine months of 2013, net income was $30.0 million, or $0.94 per diluted share, compared to $76.4 million, or $2.42 per diluted share, in the first nine months a year ago, which included the $47.7 million net tax benefit from the DTA valuation allowance reversal. Year-to-date pretax income grew 63.9% to $47.0 million from $28.7 million for the first nine months of 2012.

"We continue to make progress implementing our strategic plan to build a premier business bank serving the Korean American community. To build competitive advantage and ultimately achieve this vision, we will continue to invest in technology, infrastructure and talented bankers," said C. G. Kum, President and Chief Executive Officer. "We recently launched our new Corporate Banking Center and hired four of the top lenders in our market to increase our lending capacity, particularly for commercial and industrial loans. Our skilled and dedicated lending team continues to build an impressive pipeline of new loans. We are also strengthening our cash management offerings for business customers with the addition of an experienced banker who will manage the newly created Cash Management department. Hanmi will be the only Korean American bank to actively market a full complement of cash management products and services to deepen our customer relationships and to generate core deposits."

Third Quarter Results
(In thousands, except per share data)

	As of or for the Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012

Net income	$ 10,250	$ 9,519	$ 13,279
Net income per diluted common share	$ 0.32	$ 0.30	$ 0.42

Total assets	$ 2,845,137	$ 2,773,414	$ 2,841,857
Loans receivable, net	$ 2,102,621	$ 2,128,208	$ 1,892,813
Total deposits	$ 2,429,707	$ 2,361,913	$ 2,363,385

Return on average assets	1.46%	1.37%	1.87%
Return on average stockholders' equity	10.29%	9.70%	14.97%
Net interest margin	4.28%	4.10%	3.69%
Efficiency ratio	52.98%	56.55%	59.81%

Tangible common equity to tangible assets	13.95%	14.22%	12.77%
Tangible common equity per common share	$ 12.49	$ 12.47	$ 11.52

Financial Highlights (at or for the period ended September 30, 2013 compared to June 30, 2013 or September 30, 2012)

  Third quarter net income was $10.3 million, or $0.32 per diluted share, compared to $9.5 million, or $0.30 per diluted share, in the second quarter of 2013.
  Net interest margin ("NIM") increased 18 basis points to 4.28%, from 4.10% in the second quarter of 2013, and increased 59 basis points from 3.69% in the third quarter of 2012.
  Efficiency ratio continued to improve to 52.98% for this quarter from 56.55% for the second quarter of 2013 and 59.81% for the same quarter a year ago.
  New loan production totaled $136.0 million, mainly consisting of $84.6 million of commercial real estate loans, $22.8 million of commercial and industrial ("C&I") loans, and $27.9 million of Small Business Administration ("SBA") loans.
  C&I lending almost doubled to $22.8 million in the third quarter of 2013, compared to $11.9 million in the preceding quarter.
  Average gross loans were up 11.7% year-over-year.
  Asset quality improved, with non-performing assets declining to 0.81% of total assets.
  A cash dividend of $0.07 per share of common stock was paid on September 17, 2013.

Results of Operations

Third quarter net interest income, before provision for credit losses, increased 4.9% to $28.5 million, from $27.2 million for the second quarter of 2013, and was up 14.3% from $24.9 million for the third quarter of 2012. Interest and dividend income increased 4.1% from the preceding quarter and 7.6% from the third quarter a year ago, while interest expense decreased 2.2% and 29.7% from the preceding and year ago quarters, respectively. Year-to-date, net interest income before provision for credit losses, improved 8.9% to $81.2 million compared to $74.6 million for the first nine months of 2012.

"Our net interest margin continued to expand, growing 59 basis points to 4.28% in the third quarter of 2013 compared to the third quarter a year ago. The elimination of interest payments on trust preferred securities that were paid off earlier in the year, as well as solid yields on loans and stable costs on deposits contributed to margin expansion in both the quarter and year-to-date results," said Mark Yoon, Executive Vice President and Chief Financial Officer. For the first nine months of 2013, NIM increased to 4.08% from 3.74% for the first nine months of 2012. The following table details the asset yields, liability costs, spread and margin.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012

Interest-earning assets	4.75%	4.59%	4.35%	4.59%	4.49%
Interest-bearing liabilities	0.77%	0.78%	1.01%	0.81%	1.14%
Net interest spread	3.98%	3.81%	3.34%	3.78%	3.35%
Net interest margin	4.28%	4.10%	3.69%	4.08%	3.74%

Hanmi is benefitting from the continuing improvement in the credit performance of its loan portfolio. Net charge-offs for the third quarter of 2013 were $2.2 million compared to $5.9 million in the third quarter of 2012.  The improvement in our asset quality metrics when applied in our allowance for loan losses methodology resulted in an allowance of $57.6 million, which is a coverage ratio of 2.67% of gross loans and 253.07% of non-performing loans ("NPLs") as of September 30, 2013, compared to 2.88% of gross loans and 186.03% of NPLs as of December 31, 2012.  There was no provision for loan losses for the three and nine months ended September 30, 2013.

For the first nine months of 2013, net interest income after provision for credit losses increased 18.4% to $81.2 million, compared to $68.6 million, which included a $6.0 million provision for credit losses, for the first nine months of 2012.

Non-interest income in the third quarter of 2013 was $7.3 million, compared to $8.2 million in the preceding quarter. The modest decline reflects lower gains from selling SBA loans. For the first nine months of 2013, non-interest income increased 37.4% to $23.8 million from $17.3 million for the like period a year ago, reflecting a significant reduction in losses from selling NPLs, partially offset by lower gains from selling SBA loans and investment securities.

Non-interest expense fell 5.0% to $19.0 million in the third quarter of 2013, compared to $20.0 million in the second quarter of 2013, and was up 0.9% from $18.8 million in the third quarter a year ago. For the first nine months of 2013, non-interest expense increased 1.4% to $58.1 million, compared to $57.3 million for the first nine months last year. "With the addition of new personnel, compensation cost increased 5.4% in the quarter and 8.5% from the third quarter a year ago," said Yoon. "Professional fees were down in the third quarter of 2013, due primarily to lower legal expenses incurred in defending lawsuits in the ordinary course of business, as well as lower professional and legal expenses related to strategic reviews.  The decline in legal expenses was mainly a result of not incurring further costs in connection with a lawsuit we prevailed on in the prior quarter and the reimbursement of $634,000 from our insurance company for legal expenses incurred for another lawsuit."

Balance Sheet

Assets totaled $2.85 billion at September 30, 2013, up from $2.77 billion at three months earlier and from $2.84 billion a year ago.   With loan pay-offs and growing retail deposits this quarter, cash and cash equivalents were $193.9 million, up 149.0% from the second quarter of 2013 and down 35.9% from a year ago.

Excluding loans held for sale, loans receivable decreased 1.2% in the quarter and increased 11.1% year-over-year to $2.10 billion at September 30, 2013, from $2.13 billion at June 30, 2013, and $1.89 billion a year ago. Loans held for sale totaled $5.2 million at September 30, 2013, compared to $2.6 million at June 30, 2013 and $10.7 million at September 30, 2012. Average gross loans, net of deferred loan fees, increased to $2.19 billion for the third quarter of 2013, up from $2.17 billion for the preceding quarter and $1.96 billion for the third quarter a year ago.

Average deposits were $2.38 billion, up slightly from $2.37 billion for the preceding quarter and $2.36 billion for the third quarter of 2012. The overall mix of funding continued to improve with core deposits increasing. The deposit mix is detailed in the table below.

	September 30,	June 30,	September 30,
	2013	2013	2012

Demand-noninterest-bearing	32.0%	31.1%	29.4%
Savings	4.7%	4.9%	4.7%
Money market checking and NOW accounts	22.2%	24.4%	23.9%
Time deposits of $100,000 or more	20.3%	23.9%	26.9%
Other time deposits	20.8%	15.7%	15.1%
Total deposits	100.0%	100.0%	100.0%

At September 30, 2013, stockholders' equity was $398.0 million.  Tangible common stockholders' equity was $396.7 million, or 13.95% of tangible assets, compared to $362.6 million, or 12.77% of tangible assets, a year ago. Tangible book value per share was $12.49, up from $12.47 three months earlier and $11.52 at September 30, 2012.  Hanmi paid a cash dividend of $0.07 per share, representing an aggregate dividend of $2.2 million, on September 17, 2013.  In addition, volatility in interest rates and the resulting impact on the value of the securities portfolio reduced the accumulated other comprehensive income component of shareholders' equity.

Asset Quality

NPLs were down 18.6% to $22.8 million for the third quarter of 2013 and 49.1% year-over year, reflecting the continuing improvement in the economy and active management of delinquent accounts. Troubled debt restructurings ("TDRs") totaled $28.0 million at September 30, 2013, down from $29.0 million at June 30, 2013 and $38.0 million at September 30, 2012.  Of these TDRs, $10.2 million were included in NPLs. The following table shows NPLs in each category:

	September 30, 2013		June 30, 2013		September 30, 2012
		% of Total		% of Total		% of Total
	Amount	NPLs	Amount	NPLs	Amount	NPLs
			(In thousands)
Real estate loans:
Commercial property
Retail	$ 768	3.4%	$ --	0.0%	$ 1,102	2.5%
Land	--	0.0%	1,612	5.8%	2,037	4.6%
Construction	--	0.0%	--	0.0%	7,868	17.6%
Residential property	1,659	7.3%	1,620	5.8%	1,411	3.2%
Commercial & industrial loans:
Commercial term loans
Unsecured	2,490	10.9%	6,209	22.2%	8,106	18.1%
Secured by real estate	5,591	24.5%	5,389	19.3%	8,418	18.8%
Commercial lines of credit	830	3.6%	1,052	3.8%	1,359	3.0%
SBA	9,959	43.7%	10,596	37.9%	13,048	29.2%
Consumer loans	1,479	6.5%	1,497	5.4%	1,343	3.0%
Total non-performing loans	$ 22,776	100.0%	$ 27,975	100.0%	$ 44,692	100.0%

Asset quality continues to improve in all major aspects, and there were no sales of problem loans in the third quarter. Losses associated with our loan sales strategy were just $557,000 year to date, compared to $8.2 million in the first nine months of 2012. Classified loans were $83.7 million, or 3.9% of gross loans, at September 30, 2013, down from $89.6 million, or 4.1%, at June 30, 2013, and from $130.9 million, or 6.7%, a year ago.

Conference Call

Management will host a conference call today, October 22, 2013, at 1:30 p.m. Pacific Time (4:30 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call by dialing 1-480-629-9723 before 1:30 p.m. Pacific Time, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi's website at www.hanmi.com.

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and loan production offices in Texas and Washington State.  Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader.  Hanmi Bank's mission is to provide a full range of quality products and premier services to its customers and to maximize stockholder value.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are "forward–looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial, which is restricted by certain factors, including Hanmi Bank's retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission ("SEC"), including, in Item 1A of our Form 10-K for the year ended December 31, 2012, our quarterly reports on Form 10-Q, and current and periodic reports that we will file with the SEC hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30,	June 30,	Percentage	September 30,	Percentage
	2013	2013	Change	2012	Change
Assets
Cash and due from banks	$ 78,810	$ 72,429	8.8%	$ 72,053	9.4%
Interest-bearing deposits in other banks	115,044	5,431	2018.3%	217,375	-47.1%
Federal funds sold	--	--	0.0%	13,000	-100.0%
Cash and cash equivalents	193,854	77,860	149.0%	302,428	-35.9%
Restricted cash	--	--	0.0%	4,393	-100.0%
Term federal funds sold	--	--	0.0%	55,000	-100.0%
Securities available for sale, at fair value	383,057	400,815	-4.4%	410,210	-6.6%
Loans held for sale, at the lower of cost or fair value	5,228	2,553	104.8%	10,736	-51.3%
Loans receivable, net of allowance for loan losses	2,102,621	2,128,208	-1.2%	1,892,813	11.1%
Accrued interest receivable	6,957	7,441	-6.5%	7,467	-6.8%
Premises and equipment, net	14,205	14,463	-1.8%	15,412	-7.8%
Other real estate owned, net	290	900	-67.8%	364	-20.3%
Customers' liability on acceptances	1,535	1,372	11.9%	2,157	-28.8%
Servicing assets	6,385	6,383	0.0%	5,148	24.0%
Other intangible assets, net	1,212	1,253	-3.3%	1,376	-11.9%
Investment in federal home loan bank stock, at cost	14,060	14,197	-1.0%	19,621	-28.3%
Investment in federal reserve bank stock, at cost	13,200	13,200	0.0%	10,261	28.6%
Income tax asset	61,747	63,783	-3.2%	60,515	2.0%
Bank-owned life insurance	29,468	29,517	-0.2%	28,816	2.3%
Prepaid expenses	1,986	2,572	-22.8%	2,239	-11.3%
Other assets	9,332	8,897	4.9%	12,901	-27.7%
Total assets	$ 2,845,137	$ 2,773,414	2.6%	$ 2,841,857	0.1%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$ 778,345	$ 736,470	5.7%	$ 694,345	12.1%
Interest-bearing	1,651,362	1,625,443	1.6%	1,669,040	-1.1%
Total deposits	2,429,707	2,361,913	2.9%	2,363,385	2.8%
Accrued interest payable	2,705	2,570	5.3%	15,266	-82.3%
Bank's liability on acceptances	1,535	1,372	11.9%	2,157	-28.8%
Federal home loan bank advances	2,645	2,743	-3.6%	3,029	-12.7%
Junior subordinated debentures	--	--	0.0%	82,406	-100.0%
Accrued expenses and other liabilities	10,589	9,420	12.4%	11,627	-8.9%
Total liabilities	2,447,181	2,378,018	2.9%	2,477,870	-1.2%

Stockholders' equity:
Common stock	257	257	0.0%	257	0.0%
Additional paid-in capital	551,881	551,253	0.1%	549,722	0.4%
Accumulated other comprehensive income	(4,469)	1,634	-373.5%	5,364	-183.3%
Accumulated deficit	(79,855)	(87,890)	-9.1%	(121,498)	-34.3%
Less treasury stock	(69,858)	(69,858)	0.0%	(69,858)	0.0%
Total stockholders' equity	397,956	395,396	0.6%	363,987	9.3%
Total liabilities and stockholders' equity	$ 2,845,137	$ 2,773,414	2.6%	$ 2,841,857	0.1%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	September 30,	June 30,	Percentage	September 30,	Percentage
	2013	2013	Change	2012	Change
Interest and Dividend Income:
Interest and fees on loans	$ 29,098	$ 27,839	4.5%	$ 26,781	8.7%
Taxable interest on investment securities	2,040	2,100	-2.9%	1,992	2.4%
Tax-exempt interest on investment securities	69	73	-5.5%	98	-29.6%
Interest on term federal funds sold	--	--	0.0%	191	-100.0%
Interest on federal funds sold	--	--	0.0%	20	-100.0%
Interest on interest-bearing deposits in other banks	28	24	16.7%	142	-80.3%
Dividends on federal reserve bank stock	198	196	1.0%	154	28.6%
Dividends on federal home loan bank stock	194	147	32.0%	24	708.3%
Total interest and dividend income	31,627	30,379	4.1%	29,402	7.6%
Interest Expense:			0.0%
Interest on deposits	3,117	3,100	0.5%	3,639	-14.3%
Interest on federal home loan bank advances	36	41	-12.2%	40	-10.0%
Interest on junior subordinated debentures	--	84	-100.0%	804	-100.0%
Total interest expense	3,153	3,225	-2.2%	4,483	-29.7%
Net interest income before provision for credit losses	28,474	27,154	4.9%	24,919	14.3%
Provision for credit losses	--	--	0.0%	--	0.0%
Net interest income after provision for credit losses	28,474	27,154	4.9%	24,919	14.3%
Non-Interest Income:			0.0%		0.0%
Service charges on deposit accounts	2,730	2,884	-5.3%	2,851	-4.2%
Insurance commissions	1,273	1,418	-10.2%	1,092	16.6%
Trade finance & other service charges and fees	1,078	1,152	-6.4%	1,111	-3.0%
Bank-owned life insurance income	230	233	-1.3%	235	-2.1%
Gain on sales of SBA loans guaranteed portion	994	2,378	-58.2%	1,772	-43.9%
Net loss on sales of other loans	--	(460)	-100.0%	(515)	-100.0%
Net gain on sales of investment securities	611	303	101.7%	10	6010.0%
Other-than-temporary impairment loss on investment securities	--	--	0.0%	(176)	-100.0%
Other operating income	410	242	69.4%	140	192.9%
Total non-interest income	7,326	8,150	-10.1%	6,520	12.4%
Non-Interest Expense:
Salaries and employee benefits	9,926	9,415	5.4%	9,148	8.5%
Occupancy and equipment	2,634	2,555	3.1%	2,623	0.4%
Deposit insurance premiums and regulatory assessments	308	517	-40.4%	283	8.8%
Data processing	1,158	1,142	1.4%	1,211	-4.4%
Other real estate owned expense	(59)	(20)	195.0%	352	-116.8%
Professional fees	907	2,365	-61.6%	1,112	-18.4%
Directors and officers liability insurance	219	219	0.0%	296	-26.0%
Supplies and communications	562	630	-10.8%	669	-16.0%
Advertising and promotion	1,140	1,005	13.4%	1,023	11.4%
Loan-related expense	91	91	0.0%	164	-44.5%
Amortization of other intangible assets	41	41	0.0%	41	0.0%
Other operating expenses	2,039	2,004	1.7%	1,882	8.3%
Total non-interest expense	18,966	19,964	-5.0%	18,804	0.9%
Income before provision for income taxes	16,834	15,340	9.7%	12,635	33.2%
Provision (benefit) for income taxes	6,584	5,821	13.1%	(644)	-1122.4%
Net income	$ 10,250	$ 9,519	7.7%	$ 13,279	-22.8%

Earnings per share:
Basic	$ 0.32	$ 0.30		$ 0.42
Diluted	$ 0.32	$ 0.30		$ 0.42
Weighted-average shares outstanding:
Basic	31,621,049	31,590,760		31,475,976
Diluted	31,733,004	31,655,988		31,545,111
Common shares outstanding	31,754,115	31,604,837		31,489,201

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Operations, Continued (Unaudited)
(In thousands, except per share data)

	Nine Months Ended
	September 30,	September 30,	Percentage
	2013	2012	Change
Interest and Dividend Income:
Interest and fees on loans	$ 83,736	$ 81,564	2.7%
Taxable interest on investment securities	6,256	6,280	-0.4%
Tax-exempt interest on investment securities	237	299	-20.7%
Interest on term federal funds sold	--	684	-100.0%
Interest on federal funds sold	6	53	-88.7%
Interest on interest-bearing deposits in other banks	140	269	-48.0%
Dividends on federal reserve bank stock	577	430	34.2%
Dividends on federal home loan bank stock	449	82	447.6%
Total Interest and Dividend Income	91,401	89,661	1.9%
Interest Expense:
Interest on deposits	9,376	12,511	-25.1%
Interest on federal home loan bank advances	115	126	-8.7%
Interest on junior subordinated debentures	678	2,400	-71.8%
Total interest expense	10,169	15,037	-32.4%
Net interest income before provision for credit losses	81,232	74,624	8.9%
Provision for credit losses	--	6,000	-100.0%
Net interest income after provision for credit losses	81,232	68,624	18.4%
Non-Interest Income:
Service charges on deposit accounts	8,662	8,955	-3.3%
Insurance commissions	3,904	3,622	7.8%
Trade finance & other service charges and fees	3,402	3,380	0.7%
Bank-owned life insurance income	693	872	-20.5%
Gain on sales of SBA loans guaranteed portion	6,064	7,245	-16.3%
Net loss on sales of other loans	(557)	(8,234)	-93.2%
Net gain on sales of investment securities	923	1,392	-33.7%
Other-than-temporary impairment loss on investment securities	--	(292)	-100.0%
Other operating income	742	402	84.6%
Total non-interest income	23,833	17,342	37.4%
Non-Interest Expense:
Salaries and employee benefits	28,692	27,707	3.6%
Occupancy and equipment	7,745	7,839	-1.2%
Deposit insurance premiums and regulatory assessments	1,059	3,182	-66.7%
Data processing	3,470	3,762	-7.8%
Other real estate owned expense	(47)	377	-112.5%
Professional fees	5,428	2,950	84.0%
Directors and officers liability insurance	658	888	-25.9%
Supplies and communications	1,687	1,803	-6.4%
Advertising and promotion	2,817	2,633	7.0%
Loan-related expense	328	452	-27.4%
Amortization of other intangible assets	123	157	-21.7%
Other operating expenses	6,137	5,563	10.3%
Total non-interest expense	58,097	57,313	1.4%
Income before provision for income taxes	46,968	28,653	63.9%
Provision (benefit) for income taxes	17,089	(47,742)	-135.8%
Net income	$ 29,879	$ 76,395	-60.9%

Earnings per share:
Basic	$ 0.95	$ 2.43
Diluted	$ 0.94	$ 2.42
Weighted-average shares outstanding:
Basic	31,583,897	31,474,042
Diluted	31,652,795	31,506,767
Common shares outstanding	31,754,115	31,489,201

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data (Unaudited)
(In thousands)

	As of or for the Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Average balances:
Average gross loans, net of deferred loan fees (1)	$ 2,186,884	$ 2,165,741	$ 1,958,819
Average investment securities	385,961	423,562	386,513
Average interest-earning assets	2,644,844	2,657,629	2,694,571
Average total assets	2,789,741	2,793,505	2,829,778
Average deposits	2,374,847	2,365,887	2,361,534
Average borrowings	5,587	19,154	85,482
Average interest-bearing liabilities	1,630,637	1,663,951	1,766,709
Average stockholders' equity	395,274	393,741	352,980
Average tangible equity	394,035	392,461	351,577

Performance ratios:
Return on average assets (2)	1.46%	1.37%	1.87%
Return on average stockholders' equity (2)	10.29%	9.70%	14.97%
Return on average tangible equity (2)	10.32%	9.73%	15.03%
Efficiency ratio	52.98%	56.55%	59.81%
Net interest spread (2), (3)	3.98%	3.81%	3.34%
Net interest margin (2), (3)	4.28%	4.10%	3.69%

Allowance for loan losses:
Balance at beginning of period	$ 59,876	$ 61,191	$ 71,893
Provision charged to operating expense	(10)	308	117
Charge-offs, net of recoveries	(2,227)	(1,623)	(5,903)
Balance at end of period	$ 57,639	$ 59,876	$ 66,107

Asset quality ratios:
Net loan charge-offs to average gross loans (2)	0.41%	0.30%	1.21%
Allowance for loan losses to gross loans	2.67%	2.74%	3.38%
Allowance for loan losses to non-performing loans	253.07%	214.03%	147.92%
Non-performing assets to total assets	0.81%	1.04%	1.59%
Non-performing loans to gross loans	1.05%	1.28%	2.28%
Non-performing assets to allowance for loan losses	40.02%	48.22%	68.16%

Allowance for off-balance sheet items:
Balance at beginning of period	$ 1,320	$ 1,628	$ 2,348
Provision charged to operating expense	10	(308)	(117)
Balance at end of period	$ 1,330	$ 1,320	$ 2,231

Non-performing assets:
Non-accrual loans	$ 22,776	$ 27,975	$ 44,692
Loans 90 days or more past due and still accruing	--	--	--
Non-performing loans	22,776	27,975	44,692
Other real estate owned, net	290	900	364
Non-performing assets	23,066	28,875	45,056
Non-performing loans in loans held for sale	--	2,553	4,421
Non-performing assets (including loans held for sale)	$ 23,066	$ 31,428	$ 49,477

Delinquent loans (30 to 89 days past due and still accruing)	$ 6,756	$ 2,565	$ 4,005

Delinquent loans to gross loans	0.31%	0.12%	0.20%

(1) Included loans held for sale
(2) Annualized
(3) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data, Continued (Unaudited)
(In thousands)

	As of or for the Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Loan portfolio:
Real estate loans	$ 887,576	$ 887,782	$ 736,287
Residential loans	82,519	88,654	103,774
Commercial and industrial loans	1,155,111	1,175,573	1,079,814
Consumer loans	34,065	35,380	38,415
Gross loans	2,159,271	2,187,389	1,958,290
Deferred loan fees	989	695	630
Gross loans, net of deferred loan fees	2,160,260	2,188,084	1,958,920
Allowance for loan losses	(57,639)	(59,876)	(66,107)
Loans receivable, net	2,102,621	2,128,208	1,892,813
Loans held for sale, at the lower of cost or fair value	5,228	2,553	10,736
Total loans receivable, net	$ 2,107,849	$ 2,130,761	$ 1,903,549

Loan mix:
Real estate loans	41.1%	40.6%	37.6%
Residential loans	3.8%	4.1%	5.3%
Commercial and industrial loans	53.5%	53.7%	55.1%
Consumer loans	1.6%	1.6%	2.0%
Total loans	100.0%	100.0%	100.0%

Deposit portfolio:
Demand-noninterest-bearing	$ 778,345	$ 736,470	$ 694,345
Savings	113,892	115,318	111,654
Money market checking and NOW accounts	539,130	575,471	563,785
Time deposits of $100,000 or more	493,532	564,079	635,802
Other time deposits	504,808	370,575	357,799
Total deposits	$ 2,429,707	$ 2,361,913	$ 2,363,385

Deposit mix:
Demand-noninterest-bearing	32.0%	31.1%	29.4%
Savings	4.7%	4.9%	4.7%
Money market checking and NOW accounts	22.2%	24.4%	23.9%
Time deposits of $100,000 or more	20.3%	23.9%	26.9%
Other time deposits	20.8%	15.7%	15.1%
Total deposits	100.0%	100.0%	100.0%

Capital ratios:
Hanmi Financial
Total risk-based capital ratio	17.73%	16.50%	20.79%
Tier 1 risk-based capital ratio	16.47%	15.23%	19.52%
Tier 1 leverage capital ratio	13.68%	12.90%	14.71%
Tangible equity to tangible assets ratio	13.95%	14.22%	12.77%
Hanmi Bank
Total risk-based capital ratio	17.10%	16.53%	19.91%
Tier 1 risk-based capital ratio	15.83%	25.26%	18.63%
Tier 1 leverage capital ratio	13.15%	12.88%	14.05%
Tangible equity to tangible assets ratio	13.38%	13.66%	14.96%

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned and Average Rate Paid (Unaudited)
(In thousands)

	Three Months Ended
	September 30, 2013			June 30, 2013			September 30, 2012
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Gross loans, net of deferred loan fees	$ 2,186,884	$ 29,098	5.28%	$ 2,165,741	$ 27,839	5.16%	$ 1,958,819	$ 26,781	5.44%
Municipal securities-taxable	43,259	442	4.09%	46,102	454	3.94%	44,887	452	4.03%
Municipal securities-tax exempt	10,088	106	4.21%	10,707	112	4.20%	12,587	151	4.79%
Obligations of other U.S. government agencies	94,350	455	1.93%	93,432	432	1.85%	74,345	280	1.51%
Other debt securities	238,264	1,143	1.92%	273,321	1,214	1.78%	254,694	1,260	1.98%
Equity securities	28,058	392	5.59%	28,729	343	4.78%	30,886	178	2.31%
Federal funds sold	--	--	0.00%	341	--	0.00%	17,925	20	0.44%
Term federal funds sold	--	--	0.00%	--	--	0.00%	78,967	191	0.96%
Interest-bearing deposits in other banks	43,941	28	0.25%	39,256	24	0.25%	221,461	142	0.26%
Total interest-earning assets	2,644,844	31,664	4.75%	2,657,629	30,418	4.59%	2,694,571	29,455	4.35%

Noninterest-earning assets:
Cash and cash equivalents	66,808			66,643			70,591
Allowance for loan losses	(58,991)			(61,026)			(71,481)
Other assets	137,080			130,259			136,097
Total noninterest-earning assets	144,897			135,876			135,207

Total assets	$ 2,789,741			$ 2,793,505			$ 2,829,778

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Savings	$ 115,058	$ 454	1.57%	$ 115,685	$ 466	1.62%	$ 111,432	$ 516	1.84%
Money market checking and NOW accounts	546,413	691	0.50%	591,317	769	0.52%	555,454	859	0.62%
Time deposits of $100,000 or more	522,664	942	0.72%	565,927	1,057	0.75%	660,036	1,467	0.88%
Other time deposits	440,915	1,030	0.93%	371,868	808	0.87%	354,305	797	0.89%
FHLB advances	5,587	36	2.56%	9,188	41	1.79%	3,076	40	5.17%
Junior subordinated debentures	--	--	0.00%	9,966	84	3.38%	82,406	804	3.88%
Total interest-bearing liabilities	1,630,637	3,153	0.77%	1,663,951	3,225	0.78%	1,766,709	4,483	1.01%

Noninterest-bearing liabilities:
Demand deposits	749,797			721,090			680,307
Other liabilities	14,033			14,723			29,782
Total noninterest-bearing liabilities	763,830			735,813			710,089

Total liabilities	2,394,467			2,399,764			2,476,798
Stockholders' equity	395,274			393,741			352,980

Total liabilities and stockholders' equity	$ 2,789,741			$ 2,793,505			$ 2,829,778

Net interest income		$ 28,511			$ 27,193			$ 24,972

Cost of deposits			0.52%			0.53%			0.61%
Net interest spread			3.98%			3.81%			3.34%
Net interest margin			4.28%			4.10%			3.69%

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned and Average Rate Paid (Unaudited)
(In thousands)

	Nine Months Ended
	September 30, 2013			September 30, 2012
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Gross loans, net of deferred loan fees	$ 2,142,462	$ 83,736	5.23%	$ 1,982,369	$ 81,564	5.50%
Municipal securities-taxable	45,141	1,350	3.99%	44,881	1,340	3.98%
Municipal securities-tax exempt	11,188	365	4.35%	12,959	460	4.73%
Obligations of other U.S. government agencies	92,262	1,309	1.89%	75,058	985	1.75%
Other debt securities	268,699	3,597	1.78%	276,646	3,955	1.91%
Equity securities	29,032	1,026	4.71%	31,486	512	2.17%
Federal funds sold	2,079	6	0.39%	16,545	53	0.43%
Term federal funds sold	--	--	0.00%	91,898	684	0.99%
Interest-bearing deposits in other banks	74,224	140	0.25%	139,458	269	0.26%
Total interest-earning assets	2,665,087	91,529	4.59%	2,671,300	89,822	4.49%

Noninterest-earning assets:
Cash and cash equivalents	66,542			70,303
Allowance for loan losses	(60,872)			(79,502)
Other assets	133,467			103,207
Total noninterest-earning assets	139,137			94,008

Total assets	$ 2,804,224			$ 2,765,308

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Savings	$ 114,978	$ 1,377	1.60%	$ 109,605	$ 1,675	2.04%
Money market checking and NOW accounts	568,490	2,180	0.51%	512,086	2,313	0.60%
Time deposits of $100,000 or more	560,999	3,174	0.76%	700,443	5,978	1.14%
Other time deposits	394,784	2,645	0.90%	346,925	2,545	0.98%
FHLB advances	5,898	115	2.61%	3,478	126	4.84%
Junior subordinated debentures	28,410	678	3.19%	82,406	2,400	3.89%
Total interest-bearing liabilities	1,673,559	10,169	0.81%	1,754,943	15,037	1.14%

Noninterest-bearing liabilities:
Demand deposits	724,021			666,712
Other liabilities	15,944			29,837
Total noninterest-bearing liabilities	739,965			696,549

Total liabilities	2,413,524			2,451,492
Stockholders' equity	390,700			313,816

Total liabilities and stockholders' equity	$ 2,804,224			$ 2,765,308

Net interest income		$ 81,360			$ 74,785

Cost of deposits			0.53%			0.72%
Net interest spread			3.78%			3.35%
Net interest margin			4.08%			3.74%

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles ("GAAP"). This non-GAAP measure is used by management in the analysis of Hanmi Financial's capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders' equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi Financial. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share and per share data)

	September 30,	June 30,	September 30,
Hanmi Financial Corporation	2013	2013	2012
Total assets	$ 2,845,137	$ 2,773,414	$ 2,841,857
Less other intangible assets	(1,212)	(1,253)	(1,376)
Tangible assets	$ 2,843,925	$ 2,772,161	$ 2,840,481
Total stockholders' equity	$ 397,956	$ 395,396	$ 363,987
Less other intangible assets	(1,212)	(1,253)	(1,376)
Tangible stockholders' equity	$ 396,744	$ 394,143	$ 362,611

Total stockholders' equity to total assets	13.99%	14.26%	12.81%
Tangible common equity to tangible assets	13.95%	14.22%	12.77%

Common shares outstanding	31,754,115	31,604,837	31,489,201
Tangible common equity per common share	$ 12.49	$ 12.47	$ 11.52

CONTACT: Hanmi Financial Corporation
         Shick (Mark) Yoon, CFA CPA CVA
         EVP & Chief Financial Officer
         213-427-5636

         Investor Relations
         The Cereghino Group
         Becky Reid
         206-388-5788
         www.stockvalues.com